Exhibit 23.1

Consent of Independent Certified Public Accountants

We hereby consent to the incorporation by reference in the Amendment No. 1 to the Registration Statement on Form S-3 of Euroweb International Corp. of our report dated March 23, 2004 which appears in the Registrant's Form 10KSB for the year ended December 31, 2003 and our report dated May 7, 2004 which appears in the Registrants Form 8-K for Euroweb Hungary Rt for the year ended December 31, 2003.

/s/KPMG Hungaria Kft.
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   KPMG Hungaria Kft.

   September 8, 2004